UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 9, 2004


                                   VIACOM INC.
             (Exact name of registrant as specified in its charter)



              Delaware                 001-09553           04-2949533
   (State or other jurisdiction    (Commission File      (I.R.S. Employer
          of incorporation)             Number)        Identification Number)

--------------------------------------------------------------------------------

                        1515 Broadway, New York, NY 10036
               (Address of principal executive offices)(zip code)

       Registrant's telephone number, including area code: (212) 258-6000
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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

           Deferred Compensation Plans.

     On December 9, 2004, the Board of Directors of Viacom Inc. ("Viacom" or the "Company") authorized the future modification of the Company's deferred compensation plans (the "Plans"), including the amendment of existing plans or adoption of new plans, to comply with the new requirements of Internal Revenue Code Section 409A set forth in the American Jobs Creation Act of 2004, the final guidance on which is pending. Among the affected plans are the Viacom Inc. Deferred Compensation Plan for Non-Employee Directors, under which Viacom directors may elect to participate, and the Viacom Excess 401(k) Plan for Designated Senior Executives and Viacom Bonus Deferral Plan for Designated Senior Executives, under which Viacom's executive officers may elect to participate. The material terms of the Plans, which are exhibits to Viacom's 2003 Form 10-K, will not change except to the extent required to comply with the requirements of Section 409A.

     A form of election form relating to the Deferred Compensation Plan for Non-Employee Directors pursuant to which Viacom's directors will make their 2005 elections is attached hereto as Exhibit 10.

           Director Compensation.

     On December 9, 2004, the Board of Directors dissolved its Nominating Committee, assigning its responsibilities to the Corporate Governance Committee and renaming that committee the "Nominating and Governance Committee." All of the members of the Nominating and Governance Committee are independent directors under the New York Stock Exchange Corporate Governance Listing Standards.

     In addition, the Board approved changes to the compensation for members of its Compensation Committee and set the compensation for its newly formed Strategic Planning Committee and recently formed Ad Hoc Committee.

     Including these December 9th actions, the current cash compensation for outside directors serving on the Viacom Board of Directors is as follows:

o Outside directors receive an annual retainer of $60,000, payable in equal installments quarterly in advance, plus a per meeting fee of $2,000;

o The Chairs of the Audit, Compensation, Strategic Planning and Ad Hoc Committees each receive an annual retainer of $20,000, payable in equal installments quarterly in advance, and the members of those committees receive a per meeting fee of $2,000; and

o The Chair of the Nominating and Governance Committee receives an annual retainer of $15,000, payable in equal installments quarterly in advance, and the members of that committee receive a per meeting fee of $1,500.

     "Outside directors" are those members of the Viacom Board of Directors who are not employees of Viacom, National Amusements or any of their respective subsidiaries, or an immediate family member of such persons. Directors may elect to defer their cash compensation under the Viacom Inc. Deferred Compensation Plan for Non-Employee Directors, or any successor plan.

     In addition, as previously disclosed, under the terms of the Viacom Inc. 2000 Stock Option Plan for Outside Directors, which is an exhibit to Viacom's Form 10-Q for the quarterly period ended June 30, 2004, outside directors automatically receive a one-time grant of 10,000 stock options on the date the director joins the Board, which options vest one year from the date of grant, and an annual grant of 4,000 stock options on January 31 of each year, which options vest in equal installments over a period of four years. The exercise price of the stock options is the closing price of Viacom's Class B common stock on the New York Stock Exchange (or such other exchange on which the Class B common stock may then be listed) on the date of the stock option grant.

Section 9-Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits.

     Exhibit 10    Form of Election Form for Viacom Inc. Deferred
                   Compensation Plan for Non-Employee Directors

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            VIACOM INC.
                            (Registrant)


                            By: /s/ MICHAEL D. FRICKLAS
                                ------------------------------------------------
                               Name:  Michael D. Fricklas
                               Title: Executive Vice President, General  Counsel
                                      and Secretary


Date:    December 15, 2004